Exhibit 99.1

Company Contact:	Media Contact:	Investor Relations:
David Beckman	Amit Shankardass	Raj Venkaty
Global Chief Legal Officer & Secretary	SITEL Worldwide Corporation	SITEL Worldwide Corporation
SITEL Worldwide Corporation	+1 877.95.Sitel	+1 877.95.Sitel
+1 877.95.Sitel	amit.shankardass@sitel.com	raj.venkaty@sitel.com
david.beckman@sitel.com
SITEL WORLDWIDE CORPORATION ANNOUNCES CONFERENCE CALL TO DISCUSS 2010 RESULTS
Nashville, Tennessee — April 29, 2011 — SITEL Worldwide Corporation (“SITEL Worldwide”) today announced that it will host a conference call to discuss its results for the period ended December 31, 2010 on May 2, 2011 at 12:00 p.m. Eastern Time. Analysts and institutional investors may participate in the Q&A session by dialing toll free 888-510-1783 in the U.S and Canada and caller paid toll 719-457-2656 outside of the U.S. and Canada. The passcode for the call is 3602716. Members of the media and the public are invited to attend in a listen-only mode. Rebroadcast information is available at http://www.sitel.com/IR. The accompanying presentation slides will be available at http://www.sitel.com/IR.
Forward-Looking Statements:
Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding the proposed exchange offer for the notes. These forward-looking statements are made only as of the date of this press release and are based on SITEL Worldwide’s current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. These risks and uncertainties include market conditions and other factors which may impact issuance of the notes. SITEL Worldwide undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, other than as required by law.

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